CERTIFICATE OF INCORPORATION
                                      OF
                        METRONOME ACQUISITION SUB INC.

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and acts amendatory thereof and supplemental thereto, and known and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          First: The name of the corporation is Metronome Acquisition Sub Inc. (the "Corporation").

          Second: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

          Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          Fourth: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

          Fifth: The name and mailing address of the incorporator are as follows:

Name                                Mailing Address

Rafiq R. Kalam Id-Din, II           Cravath, Swaine & Moore
                                    Worldwide Plaza, 825 Eighth
                                    Avenue, New York, New York
                                    10019.

          Sixth: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

          Seventh: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now


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exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          Eighth: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article EIGHTH shall not adversely affect any right to indemnification of any persons existing at the time such repeal or modification with respect to any matter occurring prior to such repeal or modification.

          Ninth: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


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          IN WITNESS WHEREOF, I, Rafiq R. Kalam Id-Din, II, the Sole
Incorporator of Metronome Acquisition Sub Inc., have executed this Certificate of Incorporation on this 8th day of May, 2001, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Certificate of Incorporation are true.

                                            /s/ Rafiq R. Kalam Id-Din
                                           ----------------------------
                                           Rafiq R. Kalam Id-Din, II
                                           Sole Incorporator